October 31, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 24, 2001, to be filed by our former client Ubrandit.com. We agree with the statements contained in paragraphs (a) (i),
(ii), (iv), and (vi) made in response to that Item insofar as they relate to our firm.

                                            Very truly yours,


                                            /s/ BDO Seidman, LLP
                                            BDO Seidman, LLP
                                            Costa Mesa, California